Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is dated for reference the 23rd day of November, 2012.

B E T W E E N:

ONLINE DISRUPTIVE TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

- and -

JENNIFER ROSENBERG, an individual with an address at 2 Laurel St., Lexington, MA 02421

(the “Consultant”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Consulting Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.

During the term of this Consulting Agreement, the Consultant shall have the full and complete obligation and responsibility for the performance of the duties and/or works described in the attached Schedule “A” for the Company and the Consultant shall be obligated to the Company for the performance of all such duties and/or works (the “Consulting Services”):

2.

In consideration of the provision of the Consulting Services during the term of this Consulting Agreement, the Company shall pay to the Consultant a consulting fee of US$6,000, all of which will be paid by the issuance of 600,000 common shares of the Company (the “Securities”), on the date of this Consulting Agreement.

3.	The Consultant acknowledges and agrees that:

(a)

none of the Securities have been or, except as contemplated herein, will be registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

	(b)	the Consultant acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c)

the decision to execute this Consulting Agreement and acquire the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission (“SEC”) in compliance, or intended compliance, with applicable securities legislation;

(d)

the Consultant and the Consultant’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(e)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Consultant during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Consultant, the Consultant’s lawyer and/or advisor(s);

(f)

all of the information which the Consultant has provided to the Company is correct and complete as of the date this Consulting Agreement is signed, and if there should be any change in such information prior to this Consulting Agreement being executed by the Company, the Consultant will immediately provide the Company with such information;

(g)

the Company is entitled to rely on the representations and warranties of the Consultant contained in this Consulting Agreement and the Consultant will hold harmless the Company from any loss or damage it or they may suffer as a result of the Consultant’s failure to correctly complete this Consulting Agreement;

(h)

the Consultant will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Consultant contained in this Consulting Agreement or in any document furnished by the Consultant to the Company in connection herewith being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant to the Company in connection therewith;

(i)

the Consultant has been advised to consult the Consultant’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Consultant is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions;

(j)	the Consultant acknowledges that, in addition to the other legends that may be required by securities laws, the certificates representing the Securities will bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(k)

the Company has advised the Consultant that the Company is relying on an exemption from the requirements to provide the Consultant with a prospectus to issue the Securities and, as a consequence of acquiring the Securities pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation including statutory rights of rescission or damages, will not be available to the Consultant;

(l)

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities and no documents in connection with the sale of the Securities hereunder have been reviewed by the SEC or any state securities administrators;

	(m)	there is no government or other insurance covering any of the Securities; and

	(n)	this Consulting Agreement is not enforceable by the Consultant unless it has been accepted by the Company.

4.	The Consultant hereby represents and warrants to and covenants with the Company that:

	(a)	the Consultant is a U.S. Person;

	(b)	the Consultant is resident in the jurisdiction set out next to its name on the first page of the Consulting Agreement;

	(c)	she has the legal capacity and competence to enter into and execute this Consulting Agreement and to take all actions required pursuant hereto;

(d)

the entering into of this Consulting Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if the Consultant is a corporate entity, the constating documents of, the Consultant or of any agreement, written or oral, to which the Consultant may be a party or by which the Consultant is or may be bound;

(e)	the Consultant has duly executed and delivered this Consulting Agreement and it constitutes a valid and binding agreement of the Consultant enforceable against the Consultant;

(f)	the Consultant has received and carefully read this Consulting Agreement;

(g)	the Consultant is acquiring the Securities as principal for investment only and not with a view to resale or distribution;

(h)	the Consultant is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(i)	the Consultant has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors;

(j)

the Consultant (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(k)

the Consultant (i) is able to fend for itself; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) can afford the complete loss of such investment;

(l)

the Consultant is not an underwriter of, or dealer in, the common shares of the Company, nor is the Consultant participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(m)

the Consultant is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(n)

others will rely upon the truth and accuracy of the representations and warranties contained in this Consulting Agreement and agrees that if such representations and warranties are no longer accurate or have been breached, the Consultant shall immediately notify the Company;

(o)	no person has made to the Consultant any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities;

	(iii)	as to the future price or value of any of the Securities; or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system.

5.	The term of this Consulting Agreement is from November 1, 2012 to December 31, 2012 and shall terminate on December 31, 2012 unless renewed or terminated prior to that date by the parties in writing.

6.	This Consulting Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

7.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

	By:	/s/ Giora Davidovits
Authorized Signatory

SIGNED BY JENNIFER ROSENBERG	)
in the presence of:	)
)
)
)
/s/ Signed	)	/s/ Jennifer Rosenberg
Witness		JENNIFER ROSENBERG

SCHEDULE “A”

During the term of the Consulting Agreement, the Consultant will provide the following services:

1.	Assisting in the continuing research and development regarding the technology (the “Technology”) licensed by the Company’s subsidiary, Savicell Diagnostic Ltd. (“Savicell”);

2.	Meeting with potential investors to explain the potential of the Technology;

3.	Meeting with diagnostics companies to consider strategic partenrships or joint ventures;

4.	Performing any other tasks required by the Company to further the Technology and its commercial exploitation.